Exhibit (d): Investment Advisory Agreement between the Registrant and
      -----------            Hillman Capital Management, Inc.


                          INVESTMENT ADVISORY AGREEMENT


THIS AGREEMENT, dated this 6th day of December 2000, between HILLMAN CAPITAL MANAGEMENT INVESTMENT TRUST (the "Trust"), a Delaware Business Trust, and
HILLMAN CAPITAL MANAGEMENT, INC. (the "Adviser"), a Maryland corporation registered as an investment adviser under the Investment Advisers Act of 1940, as amended (the "Advisers Act").

WHEREAS, the Trust is registered as an open-end management investment company of the series type under the Investment Company Act of 1940, as amended (the "1940 Act"); and

WHEREAS, the Trust desires to retain the Adviser to furnish investment advisory and administrative services to the series of the Trust as described in the schedules attached to this Agreement (each a "Fund" and, collectively, the "Funds"), and the Adviser is willing to furnish such services;

NOW, THEREFORE, in consideration of the promises and mutual covenants herein contained, it is agreed between the parties hereto as follows:

1. Appointment.
   -----------

     (a) The Trust hereby appoints the Adviser to act as investment adviser to each Fund for the period and on the terms set forth in this Agreement. The Adviser accepts such appointment and agrees to furnish the services set forth herein, on the terms and subject to the conditions set forth herein and for the compensation provided in the attached schedules.

     (b) The Adviser may, in its discretion, provide such services through its own employees or the employees of one or more affiliated companies that are qualified to act as an investment adviser to the Trust under applicable laws; provide that (i) all persons, when providing services hereunder, are functioning as part of an organized group of persons, and (ii) such organized group of persons is managed at all times by authorized officers of the Adviser.

     (c) The Adviser may from time to time employ or associate with such other entities or persons as the Adviser believes appropriate to assist in the performance of this Agreement with respect to a particular Fund or Funds (each a "Sub-Adviser"), and that any such Sub-Adviser shall have all of the rights and powers of the Adviser set forth in this
          Agreement; provided that a Fund shall not pay any additional compensation for any Sub-Adviser and the Adviser shall be as fully responsible to the Trust for the acts and omissions of the Sub-Adviser as it is for its own acts and omissions; and provided further that the retention of any Sub-Adviser shall be approved in advance by (i) the Board of Trustees of the Trust (the "Board") and (ii) the shareholders of the relevant Fund if required under any applicable provisions of the 1940 Act or any exemptive relief granted thereunder. The Adviser will review, monitor and report to the Trust's Board regarding the performance and investment procedures of any Sub-Adviser. In the event that the services of any Sub-Adviser are terminated, the Adviser may provide investment advisory services pursuant to this Agreement to the Fund without a Sub-Adviser or employ another Sub-Adviser without further shareholder approval, to the extent consistent with the 1940 Act or any exemptive relief granted thereunder. A Sub-Adviser may be an affiliate of the Adviser.

2. Delivery of Documents. The Trust has furnished or will furnish the Adviser with copies properly certified or authenticated of each of the following:

     (a)  The Trust's Trust Instrument (the "Instrument");

     (b)  The Trust's By-Laws (the "By-Laws");

     (c) Resolutions of the Trust's Board of Trustees (the "Board" and each member thereof a "Trustee") and the resolution approved by a majority of the outstanding shares of the Fund authorizing the appointment of the Adviser and approving this Agreement;

     (d) The Trust's Registration Statement on Form N-1A (the "Registration Statement") under the 1940 Act and under the Securities Act of 1933 as amended, relating to shares of beneficial interest of the Fund (the "Shares") as filed with the Securities and Exchange Commission ("SEC") and all amendments thereto;

     (e) The current Prospectus and Statement of Additional Information of the Funds (collectively, the "Prospectus").

The Trust will furnish the Adviser from time to time with copies, properly certified or authenticated, of all amendments of or supplements to the foregoing at the same time as such documents are required to be filed with the SEC.

3. Investment Advisory Services. Subject to the supervision of the Board, the Adviser will provide a continuous investment program for each Fund, including investment research and management with respect to all securities, investments, cash and cash equivalents in such Fund. The Adviser will determine from time to time what securities and other investments will be purchased, retained or sold by each Fund. The Adviser will provide the services under this Agreement with respect to each Fund in accordance with (i) that Fund's investment objectives, policies and restrictions as stated in its Prospectus as in effect from time to time;
     (ii) the Trust's Instrument, By-Laws and other governing instruments, as in effect from time to time; and (iii) such other policies, procedures and/or limitations as may be adopted by the Trust with respect to such Fund from time to time and provided to the Adviser in writing.. The Adviser further agrees that it:

     (a) Will conform its activities to all applicable Rules and Regulations of the SEC and will, in addition, conduct its activities under this Agreement in accordance with regulations of any other Federal and State agencies that may now or in the future have jurisdiction over its activities under this Agreement;

     (b) Will place orders pursuant to its investment determinations for the Funds either directly with the issuer or with any broker or dealer. In placing orders with brokers or dealers, the Adviser will attempt to obtain the best net price and the most favorable execution of its orders. Consistent with this obligation, when the Adviser believes two or more brokers or dealers are comparable in price and execution, the Adviser may prefer: (i) brokers and dealers who provide the Funds with research advice and other services, or who recommend or sell Trust shares and (ii) brokers who are affiliated with the Funds or the Adviser; provided, however, that in no instance will portfolio securities be purchased from or sold to the Adviser or any affiliated person of the Adviser in principal transactions;

     (c) Will provide certain executive personnel as may be mutually agreed upon from time to time with the Board, the salaries and expenses of such personnel to be borne by the Adviser unless otherwise mutually agreed upon; and

     (d) Will provide, at its own cost, all office space, facilities and equipment necessary for the conduct of its advisory activities on behalf of the Funds.

4. Services Not Exclusive. The advisory services furnished by the Adviser hereunder are not to be deemed exclusive, and the Adviser shall be free to furnish similar services to others so long as its services under this Agreement are not impaired thereby; provided, however, that without the written consent of the Board, the Adviser will not serve as investment adviser to any other investment company having a similar investment objective to that of any Fund.

5. Books and Records. In compliance with the requirements of Rule 31a-3 under the 1940 Act, the Adviser hereby agrees that all records that it maintains for the benefit of a Fund are the property of that Fund and further agrees to surrender promptly to such Fund any of such records upon the Fund's request. The Adviser further agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act the records required to be maintained by it pursuant to Rule 31a-1 under the 1940 Act that are not maintained by others on behalf of the Fund.

6. Expenses. During the term of this Agreement, the Adviser will pay all expenses incurred by it in connection with its investment advisory services pertaining to the Funds. The Adviser will pay, out of the Adviser's resources, the entire cost of the promotion and sale of any Fund shares, including the preparation of the Prospectus and other documents. The Adviser will provide other information and services, other than services of outside counsel or independent accountants or investment advisory services to be provided by any Sub-Adviser to the Adviser for any Fund, required in connection with the preparation of all registration statements and prospectuses, prospectus supplements, statements of additional information, all annual, semiannual, and periodic reports to shareholders of the Trust, regulatory authorities, or others, and all notices and proxy solicitation materials, furnished to shareholders of the Trust or regulatory authorities, and all tax returns.

     Notwithstanding the foregoing, the Funds shall pay the expenses and costs of the following:

     (a)  Taxes, interest charges and extraordinary expenses;
     (b) Brokerage fees and commissions with regard to portfolio transactions of that Fund;
     (c)  Fees and expenses of the custodian of the Fund's portfolio securities;
     (d) Fees and expenses of the Fund's administrator, transfer and dividend disbursing agent and the Fund's fund accounting agent or, if the Fund performs any such services without an agent, the costs of the same;
     (e)  Auditing and legal expenses;
     (f)  Cost of maintenance of the Fund's existence as a legal entity;
     (g) Compensation of Trustees who are not interested persons of the Adviser as law defines that term;
     (h)  Costs of Trust meetings;
     (i)  Federal and State registration or qualification fees and expenses;
     (j) Costs of setting in type, printing and mailing prospectuses, reports and notices to existing shareholders;
     (k) The investment advisory fee payable to the Adviser, as provided in paragraph 7 herein; and
     (l) Distribution expenses, but only in accordance with a Plan of Distribution adopted in accordance with Rule 12b-1 under the 1940 Act, if any.

7. Compensation. The Trust will pay the Adviser and the Adviser will accept as full compensation an investment advisory fee, based upon the daily average net assets of each Fund, computed at the end of each month and payable within five (5) business days thereafter, based upon the schedules attached hereto.

8.   Limitation  of  Liability;  Indemnification;   Failure  to  Perform;  Force
     Majeure.

     (a) Neither the Adviser nor any of its directors, officers, shareholders, agents, or employees shall be liable or responsible to the Trust, the Funds or to any shareholder of the Funds for any error of judgment, mistake of law or for any other loss whatsoever suffered by any Fund in connection with error of judgment or mistake of law or for any act or omission in the course of, or connected with, rendering services hereunder or for any loss suffered by the Trust, a Fund or any shareholder of a Fund in connection with the performance of this Agreement, except a loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services or a loss resulting from willful misfeasance, bad faith or gross negligence on the part of the Adviser in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement.

     (b) Subject to the limitations set forth in this Subsection 8(b), a Fund shall indemnify, defend and hold harmless (from the assets of the Trust or Trusts to which the conduct in question relates) the Adviser against all loss, damage and liability, including but not limited to amounts paid in satisfaction of judgments, in compromise or as fines and penalties, and expenses, including reasonable accountants' and counsel fees, incurred by the Adviser in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, before any court or administrative or legislative body, related to or resulting from this Agreement or the performance of services hereunder, except with respect to any matter as to which it has been determined that the loss, damage or liability is a direct result of (i) a breach of fiduciary duty with respect to the receipt of compensation for services or (ii) willful misfeasance, bad faith or gross negligence on the part of the Adviser in the performance of its duties or from reckless disregard by it of its duties under this Agreement (either and both of the conduct described in clauses (i) and (ii) above being referred to hereinafter as "Disabling Conduct"). A determination that the Adviser is entitled to indemnification may be made by (i) a final decision on the merits by a court or other body before whom the proceeding was brought that the Adviser was not liable by reason of Disabling Conduct, (ii) dismissal of a court action or an administrative proceeding against the Adviser for insufficiency of evidence of Disabling Conduct, or (iii) a reasonable determination, based upon a review of the facts, that the Adviser was not liable by reason of Disabling Conduct by, (a) vote of a majority of a quorum of Trustees who are neither "interested persons" of the Fund as the quoted phrase is defined in Section 2(a)(19) of the 1940 Act nor parties to the action, suit or other proceeding on the same or similar grounds that is then or has been pending or threatened (such quorum of such Trustees being referred to hereinafter as the "Independent Trustees") or (b) an independent legal counsel in a written opinion. Expenses, including accountants' and counsel fees so incurred by the Adviser (but excluding amounts paid in satisfaction of judgments, in compromise or as fines or penalties), may be paid from time to time by the Fund or Trust to which the conduct in question related in advance of the final disposition of any such action, suit or proceeding; provided, that the Adviser shall have undertaken to repay the amounts so paid if it is ultimately determined that indemnification of such expenses is not authorized under this Subsection 8(b) and if (i) the Adviser shall have provided security for such undertaking, (ii) the Fund shall be insured against losses arising by reason of any lawful advances, or (iii) a majority of the Independent Trustees, or an independent legal counsel in a written opinion, shall have determined, based on a review of readily available facts (as opposed to a full trial-type inquiry), that there is reason to believe that the Adviser ultimately will be entitled to indemnification hereunder.

          As to any matter disposed of by a compromise payment by the Adviser referred to in this Subsection 8(b), pursuant to a consent decree or otherwise, no such indemnification either for said payment or for any other expenses shall be provided with respect to a Fund unless such indemnification shall be approved (i) by a majority of the Independent Trustees or (ii) by an independent legal counsel in a written opinion. Approval by the Independent Trustees pursuant to clause (i) shall not prevent the recovery from the Adviser of any amount paid to the Adviser in accordance with either of such clauses as indemnification of the Adviser is subsequently adjudicated by a court of competent jurisdiction not to have acted in good faith in the reasonable belief that the Adviser's action was in or not opposed to the best interest of the Fund or to have been liable to the Fund or its shareholders by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in its conduct under the Agreement.

          The right of indemnification provided by this Subsection 8(b) shall not be exclusive of or affect any of the rights to which the Adviser may be entitled. Nothing contained in this Subsection 8(b) shall affect any rights to indemnification to which Trustees, officers or other personnel of any Fund, and other persons may be entitled by contract or otherwise under law, nor the power of any Fund to purchase and maintain liability insurance on behalf of any such person.

          The Board shall take all such action as may be necessary and appropriate to authorize a Fund hereunder to pay the indemnification required by this Subsection 8(b) including, without limitation, to the extent needed, to determine whether the Adviser is entitled to indemnification hereunder and the reasonable amount of any indemnity due it hereunder, or employ independent legal counsel for that purpose.

     (c) The Adviser acknowledges that the terms "Funds" and "Trustees" as used herein, refer, respectively, to the trust created by the Instrument and the Trustees thereof, as trustees but not individually or personally, acting from time to time under the Instrument, to which reference is hereby made and a copy of which is on file at the office of the Secretary of State of the State of Delaware, such reference being inclusive of any and all amendments thereto so filed or hereafter filed. The obligations of the "Funds" entered into in the name or on behalf thereof by any of the Trustees, representatives or agents are made not individually, but in such capacities and are not binding upon any of the Trustees, shareholders or representatives of the Trust personally, but bind only the assets of the Trust, and all persons dealing with the Trust or a Fund must look solely to the assets of the Trust or Fund for the enforcement of any claims against the Trust or Fund.

     (d) The Adviser agrees to indemnify and hold harmless the Trust and Trust's Trustees and officers from all loss, damage and liability, including but not limited to amounts paid in satisfaction of judgments, in compromise or as fines and penalties, and expenses, including reasonable accountants' and counsel fees, incurred by the Trust in connection with the defense or disposition of any body, related to or resulting from (i) any breach or violation of this Agreement by the Adviser; (ii) any breach of fiduciary duty with respect to the receipt of compensation for services; and (iii) any willful misfeasance, bad faith or gross negligence on the part of the Adviser in the performance of its duties or from reckless disregard by it of its duties under this Agreement.

     (e) No failure or omission by either party hereto in the performance of any obligation of this Agreement (other than payment obligations) shall be deemed a breach of this Agreement or create any liability if the same shall arise from any cause or causes beyond the control of the party, including but not limited to, the following: acts of God, acts or omissions of any governmental agency; any rules, regulations, or orders issued by any governmental authority or by any officer, department, agency or instrumentality thereof; fire; storm; flood; earthquake, war; rebellion; insurrection; riot; and invasion and provided that such failure or omission resulting from one of the above causes is cured as soon as is practicable after the occurrence of one or more of the above-mentioned causes.

     (f) The provisions contained in Section 8 shall survive the expiration or other termination of this Agreement, shall be deemed to include and protect the Adviser and the Trust and their respective directors, officers, employees and agents and shall inure to the benefit of its/their respective successors, assigns and personal representatives.

9. Duration and Termination. With respect to each Fund, this Agreement shall become effective upon the commencement of operations of each Fund as set forth in the attached schedules and, unless sooner terminated as provided herein, shall continue in effect for two years from such commencement of operations. Thereafter, this Agreement shall be renewable for successive periods of one year each, provided such continuance is specifically approved annually:

     (a) By the vote of a majority of those members of the Board who are not parties to this Agreement or interested persons of any such party (as that term is defined in the 1940 Act), cast in person at a meeting called for the purpose of voting on such approval; and

     (b) By vote of either the Board or, with respect to any Fund, a majority (as that term is defined in the 1940 Act) of the outstanding voting securities of that Fund.

Notwithstanding the foregoing, this Agreement may be terminated by a Fund or by the Adviser at any time on sixty (60) days' written notice, without the payment of any penalty, provided that termination by the Fund must be authorized either by vote of Trustees or by vote of a majority of the outstanding voting securities of the Fund. This Agreement will automatically terminate in the event of its assignment (as that term is defined in the 1940 Act).

     10. Amendment of this Agreement. No provision of this Agreement may be changed, waived, discharged or terminated orally, except by a written instrument signed by the party against which enforcement of the change, waiver, discharge or termination is sought. No material amendment of this Agreement shall be effective with respect to a Fund until approved by vote of the holders of a majority of the Fund's outstanding voting securities (as defined in the 1940 Act). The modification of any of the non-material terms of this Agreement may be approved by a vote of a majority of those Trustees of the Trust who are not interested persons of any party to this Agreement, cast in person at a meeting called for the purpose of voting on such approval

     11. Miscellaneous. The captions in this Agreement are included for convenience of reference only and in no way define or limit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement shall not be affected thereby. This Agreement shall be binding and shall inure to the benefit of the parties hereto and their respective successors.

     12. Applicable Law. This Agreement shall be construed in accordance with, and governed by, the laws of the State of Delaware.

     13.  Representations and Warranties.

          (a) The Adviser hereby represents and warrants to the Trust as follows: (i) The Adviser is a corporation duly organized and in good standing under the laws of the State of Maryland and is fully authorized to enter into this Agreement and carry out its duties and obligations hereunder. (ii) The Adviser is registered as an investment adviser with the SEC under the Advisers Act and is registered or licensed as an investment adviser under the laws of all applicable jurisdictions. The Adviser shall maintain such registrations or licenses in effect at all times during the term of this Agreement. (iii) The Adviser at all times shall provide its best judgment and effort to the Trust in carrying out the Adviser's obligations hereunder.

          (b) The Trust hereby represents and warrants to the Adviser as follows: (i) The Trust has been duly organized as a business trust under the laws of the State of Delaware and is authorized to enter into this Agreement and carry out its terms. (ii) The Trust is registered as an investment company with the Commission under the 1940 Act and shares of each Fund are registered for offer and sale to the public under the 1933 Act and all applicable state securities laws where currently sold. Such registrations will be kept in effect during the term of this Agreement.

     14. Interested Persons. It is understood that, to the extent consistent with applicable laws, the Trustees, officers and shareholders of the Trust are or may be or become interested in the Adviser as directors, officers or otherwise and that directors, officers and shareholders of the Adviser are or may be or become similarly interested in the Trust.

     15. Independent Contractor. The Adviser shall for all purposes herein be deemed to be an independent contractor and shall, unless otherwise expressly provided herein or authorized by the Board from time to time, have no authority to act for or represent a Fund in any way or otherwise be deemed an agent of a Fund.

     16. Structure of Agreement. The Trust is entering into this Agreement on behalf of the respective Funds severally and not jointly. The responsibilities and benefits set forth in this Agreement shall refer to each Fund severally and not jointly. No Fund shall have any responsibility for any obligation of any other Fund arising out of this Agreement. Without otherwise limiting the generality of the foregoing: (a) any breach of any term of this Agreement regarding the Trust with respect to any one Fund shall not create a right or obligation with respect to any other Fund; (b) under no circumstances shall the Adviser have the right to set off claims relating to a Fund by applying property of any other Fund; and (c) the business and contractual relationships created by this Agreement, consideration for entering into this Agreement, and the consequences of such relationship and consideration relate solely to the Trust and the particular Fund to which such relationship and consideration applies. This Agreement is intended to govern only the relationships between the Adviser, on the one hand, and the Trust and the Funds, on the other hand, and (except as specifically provided above in this Paragraph 16) is not intended to and shall not govern (i) the relationship between the Trust and any Fund or (ii) the relationships among the respective Funds.

     17. Severability. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby and, to this extent, the provisions of this Agreement shall be deemed to be severable.

     18. Notices. Notices of any kind to be given to the Trust hereunder by the Adviser shall be in writing and shall be duly given if mailed or delivered to the Hillman Capital Management Investment Trust, 105 North Washington Street, Post Office Box 69, Rocky Mount, NC 27802,
          Attention: C. Frank Watson, III or to such other address or to such individual as shall be so specified by the Trust to the Adviser. Notices of any kind to be given to the Adviser hereunder by the Trust shall be in writing and shall be duly given if mailed or delivered to the Adviser at 613 Third Street, Eastport Maritime Building, Annapolis, MD 21043, Attention: Mark A. Hillman, or at such other address or to such individual as shall be so specified by the Adviser to the Trust. Notices shall be effective upon delivery.

IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first above written.



ATTEST:                              HILLMAN CAPITAL MANAGEMENT INVESTMENT TRUST


By: /s/ Julian G. Winters            By:  /s/ Theo H. Pitt, Jr.
   _____________________________         ____________________________


Title:  Treasurer                    Title:  Trustee
       _________________________            _________________________




ATTEST:                              HILLMAN CAPITALMANAGEMENT, INC.


By:                                  By:  /s/ Mark A. Hillman
   _____________________________         ____________________________


Title:                               Title:  President
       _________________________            _________________________

                                   SCHEDULE A


                   INVESTMENT ADVISER'S COMPENSATION SCHEDULE


For the services delineated in the INVESTMENT ADVISORY AGREEMENT and rendered to THE HILLMAN AGGRESSIVE EQUITY FUND, the Adviser shall be compensated monthly, as of the last day of each month, within five (5) business days of the month end, a fee based upon the daily average net assets of the Fund according to the following schedule:



              Net Assets                                      Annual Fee
         --------------------                                 ----------
             On all assets                                      1.00%



THE HILLMAN AGGRESSIVE EQUITY FUND commenced operations on December __, 2000.

                                   SCHEDULE B

                   INVESTMENT ADVISER'S COMPENSATION SCHEDULE


For the services delineated in the INVESTMENT ADVISORY AGREEMENT and rendered to THE HILLMAN TOTAL RETURN FUND, the Adviser shall be compensated monthly, as of the last day of each month, within five (5) business days of the month end, a fee based upon the daily average net assets of the Fund according to the following schedule:



              Net Assets                                      Annual Fee
         --------------------                                 ----------
             On all assets                                      1.00%


THE HILLMAN TOTAL RETURN FUND commenced operations on December __, 2000.